Exhibit 99.1
AXT, Inc. Third Quarter 2020 Results
October 28, 2020
Page 1 of 5

AXT, Inc. Announces Third Quarter 2020 Financial Results

FREMONT, Calif., Oct 28, 2020 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor substrates, today reported financial results for the third quarter, ended September 30, 2020.

Management Qualitative Comments

“We are pleased to report 28 percent year-over-year revenue growth in Q3 and earnings above our guidance range,” said Morris Young, chief executive officer. “These results were driven by meaningful contribution from strategic applications such as 5G telecommunications, passive optical networks, and data center connectivity, where our indium phosphide substrates play an important role in enabling ongoing technological advancement. We are excited to see so many of the applications and customer opportunities for which we have been preparing over the last two years beginning to take shape. With our gallium arsenide manufacturing relocation largely complete and the success of our efforts visible in customer acceptance, our new facilities are poised to be a cornerstone of our growth and market differentiation.”

Third Quarter 2020 Results

Revenue for the third quarter of 2020 was $25.5 million, compared with $22.1 million in the second quarter of 2020 and $19.8 million for the third quarter of 2019.

Gross margin was 34.6 percent of revenue for the third quarter of 2020, compared with 30.6 percent of revenue in the second quarter of 2020 and 29.0 percent for the third quarter of 2019.

Operating expenses were $6.6 million in the third quarter of 2020, compared with $6.3 million in the second quarter of 2020, and $6.2 million for the third quarter of 2019.

Operating profit for the third quarter of 2020 was $2.2 million, compared with an operating profit of $0.5 million in the second quarter of 2020, and an operating loss of $0.5 million for the third quarter of 2019.

Other expense, provision for income taxes and income attributable to noncontrolling interests, net for the third quarter of 2020 was a charge of $1.2 million. This includes a gain from our unconsolidated joint ventures and other income, together totaling $0.1 million, a foreign exchange charge of $0.1 million, $0.7 million for taxes and $0.5 million attributable to noncontrolling interests.

AXT, Inc. Third Quarter 2020 Results
October 28, 2020

Net income in the third quarter of 2020 was $1.0 million, or $0.02 per diluted share, compared with net income of $0.4 million or $0.01 per diluted share in the second quarter of 2020, and a net loss of $0.9 million or $0.02 per basic share for the third quarter of 2019.

Conference Call

The company will host a conference call to discuss these results today at 1:30 p.m. PT. The conference call can be accessed at (844) 892-6598 (passcode 7497220). The call will also be simulcast at www.axt.com. Replays will be available at (855) 859-2056 (passcode 7497220) until November 3, 2020. Financial and statistical information to be discussed in the call will be available on the company’s website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company’s Investor Relations Department at (510) 438-4700.

About AXT, Inc.

AXT is a material science company that develops and manufactures high-performance compound and single element semiconductor substrate wafers comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge). The company’s substrate wafers are used when a typical silicon substrate wafer cannot meet the performance requirements of a semiconductor or optoelectronic device. End markets include 5G infrastructure, data center connectivity (silicon photonics), passive optical networks, LED lighting, lasers, sensors, power amplifiers for wireless devices and satellite solar cells. AXT’s worldwide headquarters are in Fremont, California where the company maintains its sales, administration and customer service functions. AXT has manufacturing facilities in China and, as part of its supply chain strategy, has partial ownership in ten companies in China producing raw materials. For more information, see AXT’s website at http://www.axt.com.

Forward-Looking Statements

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding the market demand for our products, our growth prospects and opportunities for continued business expansion, our market opportunity, our relocation and our expectations with respect to our business prospects and financial results. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: the timing and receipt of significant orders; the cancellation of orders and return of product; emerging applications using chips or devices fabricated on our substrates; end-user acceptance of products containing chips or devices fabricated on our substrates; our ability to bring new products to market; product announcements by our competitors; the ability to control costs and improve efficiency; the ability to utilize our manufacturing capacity; product yields and their impact on gross margins; the relocation of manufacturing lines and ramping of production; possible factory shutdowns as a result of air pollution in China; COVID-19 or other outbreaks of a contagious

AXT, Inc. Third Quarter 2020 Results
October 28, 2020

disease; tariffs and other trade war issues; the financial performance of our partially owned supply chain companies; policies and regulations in China and other factors as set forth in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission.  Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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FINANCIAL TABLES TO FOLLOW

AXT, Inc. Third Quarter 2020 Results
October 28, 2020

AXT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Revenue	$25,469	$19,841	$68,326	$64,846
Cost of revenue	16,646	14,082	47,213	43,886
Gross profit	8,823	5,759	21,113	20,960
Operating expenses:
Selling, general and administrative	4,623	4,755	14,119	14,247
Research and development	2,023	1,482	4,973	4,227
Total operating expenses	6,646	6,237	19,092	18,474
Income (loss) from operations	2,177	(478)	2,021	2,486
Interest income (expense), net	(70)	41	(138)	215
Equity in income (loss) of unconsolidated joint ventures	45	(204)	(243)	(1,650)
Other income (expense), net	(34)	169	2,940	(55)
Income (loss) before provision for income taxes	2,118	(472)	4,580	996
Provision for income taxes	637	23	1,923	776
Net income (loss)	1,481	(495)	2,657	220
Less: Net income attributable to noncontrolling interests	(490)	(403)	(1,483)	(771)
Net income (loss) attributable to AXT, Inc.	$991	$(898)	$1,174	$(551)
Net income (loss) attributable to AXT, Inc. per common share:
Basic	$0.02	$(0.02)	$0.03	$(0.02)
Diluted	$0.02	$(0.02)	$0.03	$(0.02)
Weighted-average number of common shares outstanding:
Basic	40,152	39,466	39,978	39,438
Diluted	40,979	39,466	40,688	39,438

AXT, Inc. Third Quarter 2020 Results
October 28, 2020

AXT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 30,	December 31,
	2020	2019

ASSETS
Current assets:
Cash and cash equivalents	$22,384	$26,892
Short-term investments	4,505	9,427
Accounts receivable, net	22,653	19,031
Inventories	48,357	49,152
Prepaid expenses and other current assets	10,649	8,703
Total current assets	108,548	113,205
Long-term investments	2,884	—
Property, plant and equipment, net	108,295	97,403
Operating lease right-of-use assets	2,702	2,938
Other assets	10,308	9,803
Total assets	$232,737	$223,349
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,271	$10,098
Accrued liabilities	10,842	11,681
Bank loan	3,380	5,747
Total current liabilities	26,493	27,526
Long-term portion of royalty payments	1,193	—
Noncurrent operating lease liabilities	2,415	2,695
Other long-term liabilities	744	366
Total liabilities	30,845	30,587

Stockholders’ equity:
Preferred stock	3,532	3,532
Common stock	41	41
Additional paid-in capital	240,422	236,957
Accumulated deficit	(46,609)	(47,783)
Accumulated other comprehensive loss	(1,992)	(4,862)
Total AXT, Inc. stockholders’ equity	195,394	187,885
Noncontrolling interests	6,498	4,877
Total stockholders’ equity	201,892	192,762
Total liabilities and stockholders’ equity	$232,737	$223,349